Citizens Utilities Company
                                             Exhibits to Form 10K/A
                                                 Amendment No. 3
                                      For the year ended December 31, 1993





                          Exhibit No.                        Description
                          -----------                        -----------

                               22                            Auditor's Consent



                                                                 Exhibit No. 22





                                         Independent Auditors' Consent
                                         -----------------------------



The Board of Directors
Citizens Utilities Company:


We consent to the incorporation by reference in the Registration Statement (No. 33-37602) on Form S-8, in the Registration Statement (No. 33-39566) on Form S-8, in the Registration Statement (No. 33-39455) on Form S-8, in the Registration Statement (No. 33-41682) on Form S-8, in the Registration Statement (No. 33-42972) on Form S-8, in the Registration Statement (No. 33-48683) on Form S-8, in the Registration Statement (No. 33-54376) on Form S-8, in the Registration Statement (No. 33-44069) on Form S-3, in the Registration Statement (No. 33-44068) on Form S-3 and in Registration Statement (No. 33-51529) on Form S-3 of Citizens Utilities Company of our reports dated March 9, 1994, relating to the financial statements and financial statement schedules of Citizens Utilities Company and subsidiaries as of December 31, 1993, 1992 and 1991, which reports appear in the December 31, 1993 Annual Report on Form 10K/A of Citizens Utilities Company.




                                                               KPMG PEAT MARWICK





New York, New York
April 28, 1994